Exhibit 24
POWER OF ATTORNEY


        I appoint each of John Varian, Thomas Bums, Denis Quinlan and Diane Wilcock, signing singly, as my attorneys-in-fact to:

1) 	prepare, execute in my name and on my behalf, and submit to
the U.S. Securities and Exchange Commission ("SEC") a Form ID, including amendments, and any other documents necessary to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any rule or regulation of the SEC;

2) 	execute on my behalf Forms 3, 4 or 5 and any amendments under
Section 16 of the Exchange Act, and its rules and regulations;

3) 	perform all acts on my behalf which may be necessary to
complete the execution and filing of any such Form 3, 4 or 5 with the SEC and any other authority; and

4) 	take any other action in connection with the above which, in the opinion of such attorney-in-fact, may be of benefit to me, in my best interest of, or legally required of me, it being understood that the documents executed by such attorneys-in-fact on my behalf under this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in their sole discretion.



       I grant to each attorney-in-fact full power and authority to perform every act necessary in the exercise of any of the rights and powers granted, as fully as I might do if personally present, with full power of substitution or revocation, ratifying and confirming all that such attorneys-in? fact, or their substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted. I acknowledge that the above attorneys-in-fact, in serving in such capacity at my request, are not assuming any of my responsibilities to comply with Section
16 of the Exchange Act.

	This power of attorney shall remain in effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by XOMA Corporation or its subsidiaries or successors, unless earlier revoked by me in a signed writing delivered to the above attorneys-in-fact.


//James R. Neal//

____________________________________
James R. Neal
October.24.2016 	 Date